UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

PROVIDENT FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

239 Washington Street Jersey City, New Jersey 07302

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on Thursday, April 23, 2015, at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

At our Annual Meeting you will be asked to elect three directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, approve our executive annual incentive plan, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., I thank you for your continued support.

Sincerely,

Christopher Martin

Chairman, President and Chief Executive Officer

March 13, 2015

Back to Contents

Notice of Annual Meeting of Stockholders

Thursday, April 23, 2015

10:00 a.m. Local Time,

DoubleTree by Hilton Newark Airport Hotel,
128 Frontage Road, Newark, New Jersey

NOTICE IS HEREBY GIVEN THAT the 2015 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 23, 2015, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of three persons named in the attached Proxy Statement to serve as directors, each for a three-year term.

2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

3.	The approval of our Executive Annual Incentive Plan under Internal Revenue Code Section 162(m).

4.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

5.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 2, 2015 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail, as applicable. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

Jersey City, New Jersey
March 13, 2015	By Order of the Board of Directors

John F. Kuntz, Esq.

Corporate Secretary

Back to Contents

Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders over the Internet. As a result, beginning on or about March 13, 2015, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

     Important Notice Regarding the Availability of Proxy Materials
For the 2015 Annual Meeting of Stockholders to be Held on April 23, 2015:
Our Proxy Statement and 2014 Annual Report to Stockholders are available at
www.proxyvote.com

Back to Contents

GENERAL INFORMATION

The board of directors of Provident Financial Services, Inc. (“Provident” or “company”) is soliciting proxies for our 2015 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting (“Annual Meeting”). The Annual Meeting will be held on Thursday, April 23, 2015 at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

A Notice Regarding the Availability of Proxy Materials is first being sent to stockholders of Provident on March 13, 2015.

The 2015 Annual Meeting of Stockholders

Date, Time and Place: Our Annual Meeting of Stockholders will be held on April 23, 2015, 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date: March 2, 2015.

Shares Entitled to Vote: 65,395,275 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting: To consider and vote on the election of three directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, to approve our executive annual incentive plan, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Vote Required: Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation, the approval of our executive annual incentive plan, and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Board Recommendation: Our board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “FOR” approval of our executive annual incentive plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Provident: Provident is a Delaware corporation and the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout northern and central New Jersey and eastern Pennsylvania. Provident had $8.52 billion in total assets at December 31, 2014. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Our telephone number is (732) 590-9200.

Who Can Vote

March 2, 2015 is the record date for determining the stockholders of record who are entitled to vote at the Annual Meeting. On March 2, 2015, 65,395,275 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 5,500 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on March 2, 2015 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    5

Back to Contents

Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors, vote on an advisory basis on executive compensation, approve our executive annual incentive plan, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Vote

You may vote your shares:

•	In person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their bank or broker.

•	By telephone or Internet (see the instructions at www. proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.

•	By written proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, “FOR” approval of our executive annual incentive plan, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (unvoted proxies submitted by a banker or broker) will be counted for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation, the approval of our executive annual incentive plan, and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    6

Back to Contents

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.
100 Wood Avenue South
P.O. Box 1001
Iselin, New Jersey 08830-2727

Attention:	John F. Kuntz Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. Laurel Hill Advisory Group, LLC will assist us in soliciting proxies and we have agreed to pay them a fee of $7,000 plus reasonable expenses for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•	If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at 1-888-542-1061, or by writing them at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, “FOR” approval of our executive annual incentive plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Provident’s issued and outstanding shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table shows, as of March 2, 2015, certain information as to persons who beneficially own more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of March 2, 2015.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    7

Back to Contents

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee 801 Warrenville Road, Suite 500 Lisle, Illinois 60532	4,306,431	(2)	6.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	5,281,539	(3)	8.0%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,025,351	(4)	7.7%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	3,785,587	(5)	5.8%
(1)	Based on 65,395,275 shares of Provident common stock outstanding as of March 2, 2015.
(2)	This information is based on Amendment No. 11 to Schedule 13G filed with the Securities and Exchange Commission on February 6, 2015 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 2,652,047 shares of Provident common stock; (ii) shared power to vote or direct the vote of 1,654,384 shares of Provident common stock; (iii) sole power to dispose or direct the disposition of 4,224,162 shares of Provident common stock; and (iv) shared power to dispose or direct the disposition of 82,269 shares of Provident common stock.
(3)	This information is based on Amendment No. 7 to Schedule 13G filed with the Securities and Exchange Commission on February 5, 2015 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on January 26, 2015 by BlackRock, Inc.
(5)	This information is based on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2015 by The Vanguard Group, Inc.

Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 2, 2015.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly(1)		Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership
Nominees
Christopher Martin	Chairman, President and Chief Executive Officer	451,257	(4)	303,326	754,583	1.1%	8,333
Edward O’Donnell	Director	86,773		7,000	93,773	*	—
John Pugliese	Director	83,363		—	83,363	*	—
Incumbent Directors
Thomas W. Berry	Director	75,387		22,000	97,387	*	—
Laura L. Brooks	Director	39,195		15,000	54,195	*	—
Geoffrey M. Connor(5)	Director	76,528		7,000	83,528	*	—
Frank L. Fekete	Director	68,937		7,000	75,937	*	—
Terence Gallagher	Director	26,887		—	26,887	*	—
Matthew K. Harding	Director	13,887		—	13,887	*	—
Carlos Hernandez	Director	76,436		7,000	84,436	*	—
Thomas B. Hogan Jr.	Director	30,887		—	30,887	*	—
Jeffries Shein(6)	Director	805,834	(7)	14,000	819,834	1.3%	—

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    8

Back to Contents
Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly(1)	Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership
Executive Officers Who are Not Directors
Donald W. Blum**	Executive Vice President and Chief Lending Officer	70,279	61,641	131,920	*	3,856
John F. Kuntz	Executive Vice President, General Counsel and Corporate Secretary	72,236	59,845	132,081	*	3,979
Thomas M. Lyons	Executive Vice President and Chief Financial Officer	91,592	46,722	138,314	*	4,345
James D. Nesci**	Executive Vice President and Chief Wealth Management Officer	28,003	26,598	54,601	*	4,356
All directors and executive officers as a group (22 persons)		2,313,424	745,920	3,059,344	4.6%	43,722
*	Less than 1%
**	Messrs. Blum and Nesci are not officers of Provident Financial Services, Inc.
(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	130,814	10,542
Donald W. Blum	4,883	14,094
John F. Kuntz	1,735	13,832
Thomas M. Lyons	31,854	8,929
James D. Nesci	13,291	3,380
All executive officers as a group (11 persons)	208,898	91,838
(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 2, 2015.
(3)	Based on 65,395,275 shares of Provident common stock outstanding as of March 2, 2015. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 2, 2015 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(5)	Mr. Connor’s term of office will expire as of the date of the Annual Meeting and he will retire from the board of directors.
(6)	Mr. Shein’s term of office will expire as of the date of the Annual Meeting and he will retire from the board of directors.
(7)	Includes 383,819 shares held by Mr. Shein in the First Savings Bank Directors’ Deferred Fee Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the Securities and Exchange Commission showing the holdings of, or transactions in, our common stock. Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports are required, we believe that in 2014 all reporting persons filed the required reports on a timely basis under Section 16(a).

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    9

Back to Contents

Proposal 1 Election of Directors

General

Our board of directors currently consists of 12 members and is divided into three classes, with one class of directors elected each year. Each of the members of our board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to either board of directors after reaching age 73. As of the Annual Meeting, the terms of office of Messrs. Connor and Shein will expire and they will both retire from the board of directors. As of the Annual Meeting, the board of directors will consist of ten members.

Three directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated Christopher Martin, Edward O’Donnell and John Pugliese for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank, and each of them was previously elected by our stockholders, except for Mr. Pugliese. Mr. Pugliese was appointed to our board of directors and the board of directors of The Provident Bank effective May 30, 2014 following the completion of our acquisition of Team Capital Bank. No arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

The Board of Directors recommends a vote “FOR” the election of the nominees for director named in this proxy statement.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   10

Back to Contents

Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications. Collectively, they have a strong knowledge of our company’s business and markets and are committed to enhancing long-term stockholder value. Our Governance/Nominating Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of experience of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert. While the Governance/ Nominating Committee does not have a formal policy respecting diversity on our board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision-making processes of our board of directors.

The following table states our directors’ names and when their current term expires.

	Position(s) held with Provident
	Financial Services, Inc. and	Expiration of
Name	The Provident Bank	Term
Nominees
Christopher Martin	Chairman, President and Chief Executive Officer	2015
Edward O’Donnell	Director	2015
John Pugliese	Director	2015
Incumbent Directors
Thomas W. Berry	Director	2016
Laura L. Brooks	Director	2017
Geoffrey M. Connor	Director	2015	(1)
Frank L. Fekete	Director	2016
Terence Gallagher	Director	2017
Matthew K. Harding	Director	2016
Carlos Hernandez	Director	2017
Thomas B. Hogan Jr.	Director	2016
Jeffries Shein	Director	2015	(2)

(1)	Mr. Connor will retire at the end of his current term.
(2)	Mr. Shein will retire at the end of his current term.

The business experience of each of our continuing directors and the nominees for election as directors and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

Thomas W. Berry

Director Since 2005

Age 67

Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry was a founding director of Red Oak Bank, a New Jersey bank, which was acquired by another financial institution in 2005. He is a director of the Hyde and Watson Foundation. Mr. Berry has an extensive financial background and considerable experience in investment banking, as well as a strong knowledge of the capital markets, which are valuable to our board of directors in its assessment of Provident’s sources and uses of capital.

Laura L. Brooks

Director Since 2006

Age 62

Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University and for the Quantitative Finance Program at Rutgers University. She is a member of the board of directors of the National Association of Corporate Directors, New Jersey Chapter and Chair of the board of trustees of Philip’s Education Partners. Ms. Brooks’ extensive background in enterprise risk management provides a valuable resource to our board of directors in meeting its responsibility for risk management oversight.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   11

Back to Contents

Frank L. Fekete

Director Since 1995

Age 63

Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He serves on the board of trustees of St. Peter’s University, Hackensack University Health Network, and John Cabot University, Rome, Italy. He has over 35 years of public accounting experience, including supervision of audits of public companies. This experience benefits our board of directors in its oversight of financial reporting and disclosure issues, and Mr. Fekete qualifies as an Audit Committee financial expert.

Terence Gallagher

Director Since 2010

Age 59

Mr. Gallagher is President and a member of the board of directors of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the National Association of Corporate Directors, New Jersey Chapter. Mr. Gallagher’s considerable background in human resources, management succession planning, executive recruitment and retention and executive compensation provides our board of directors valuable experience.

Matthew K. Harding

Director Since 2013

Age 51

Mr. Harding is President and Chief Operating Officer and a member of the board of directors of Levin Management Corporation, a leading retail real estate services firm. Prior to 2001, he served as the firm’s Senior Vice President and Deputy Chief Operating Officer. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation. Mr. Harding’s considerable experience provides our board of directors with a comprehensive understanding of the real estate market from a competitive and a credit risk perspective.

Carlos Hernandez

Director Since 1996

Age 65

Mr. Hernandez is retired. He previously served as President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served, and continues to serve on many local not-for-profit boards and brings to our board of directors an extensive knowledge of local markets and the communities served by Provident.

Thomas B. Hogan Jr

Director Since 2010

Age 69

Mr. Hogan is retired. He had a 40-year career with the international public accounting and consulting firm of Deloitte & Touche where he served as the chief operating officer of that firm’s northeast practice area prior to his retirement. Mr. Hogan serves on the board of directors of Supreme Industries, Inc. He formerly served on the board of directors of Energy East Corporation before its acquisition by Iberdrola, SA in 2008. Mr. Hogan is a certified public accountant and his background in public accounting enhances our board of directors’ oversight of financial reporting and disclosure issues, and he qualifies as an Audit Committee financial expert.

Christopher Martin

Director Since 2005

Age 58

Mr. Martin has served as Chairman since April 2010 and as President and Chief Executive Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of The Provident Bank since January 2007, and he was President of Provident and The Provident Bank since July 2004. He serves on the board of directors of the Federal Home Loan Bank of New York. Mr. Martin’s extensive banking experience and knowledge of financial markets enhance the breadth of experience of our board of directors.

Edward O’Donnell

Director Since 2002

Age 64

Mr. O’Donnell is retired. He previously served as President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey from 1999 to 2012. Previously, he was the Director and Executive Vice President of NPR, Inc. (Navieras de Puerto Rico), a transportation company located in Edison, New Jersey. Mr. O’Donnell’s business experience in sales, marketing and the capital markets provides a broad business perspective to our board of directors.

John Pugliese

Director Since 2014

Age 55

Mr. Pugliese is President of Motors Management Corporation which provides management oversight and direction to one of the top automobile dealership groups in the country. Prior to that, he served as EVP and Head of Retail Banking for the Bank of New York Mellon. Mr. Pugliese serves as Chairman of the board of directors of Buzz Points (formerly Fisoc, Inc.,) a company that provides services and goods to community banks and credit unions, and he serves on the board of directors of Vertose Company Ltd. He previously served as Chairman of the Better Business Bureau of Metropolitan New York, and as Chairman of Team Capital Bank, as well as on the Board of Regents of St. Peter’s University. Mr. Pugliese’s extensive banking and management experience and knowledge of the retail credit markets enhance the overall experience and qualifications of our board of directors.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   12

Back to Contents

Executive Officers

The business experience of each of Provident’s executive officers who are not directors is as follows:

Donald W. Blum

Age 58

Mr. Blum has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He previously served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001.

James A. Christy

Age 47

Mr. Christy has been Senior Vice President and Chief Risk Officer of The Provident Bank since January 2012 and previously served as Senior Vice President & General Auditor since January 2009. He was First Vice President and General Auditor since May 2005 and he was Vice President and General Auditor since September 2001.

Brian Giovinazzi

Age 60

Mr. Giovinazzi has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski

Age 62

Ms. Krasowski has been Executive Vice President and Chief Human Resources Officer of The Provident Bank since January 2012 and prior to that time she was Senior Vice President and Chief Human Resources Officer of The Provident Bank since May 2006.

John F. Kuntz

Age 59

Mr. Kuntz has been Executive Vice President, General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President, Chief Administrative Officer and General Counsel of The Provident Bank since January 2011, and prior to that time Executive Vice President and General Counsel since May 2005. Prior to that time, he was Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons

Age 50

Mr. Lyons has been Executive Vice President and Chief Financial Officer of Provident and The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Chief Financial Officer of Provident and The Provident Bank since September 2009, and previously was First Vice President and Chief Accounting Officer of The Provident Bank since February 2005 and First Vice President, Finance of The Provident Bank since July 2004.

Frank S. Muzio

Age 61

Mr. Muzio has been Senior Vice President and Chief Accounting Officer of The Provident Bank since January 2011. Prior to that time, he was First Vice President and Chief Accounting Officer of The Provident Bank since June 2010. Prior to joining The Provident Bank, he was Senior Vice President and Controller for the New York Division of Sovereign Bank since June 2006.

James D. Nesci

Age 42

Mr. Nesci has been President of Beacon Trust Company, a wholly owned subsidiary of The Provident Bank since August 2011 and Executive Vice President and Chief Wealth Management Officer of The Provident Bank since January 2013, and Senior Vice President and Chief Wealth Management Officer since March 2009. Prior to that time, he served as Chief Operating Officer of National Wealth Management for Wilmington Trust Corporation.

Jack Novielli

Age 55

Mr. Novielli has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde

Age 62

Mr. Raimonde has been Executive Vice President and Director of Retail Banking of The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank prior to that time.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   13

Back to Contents

Corporate Governance Matters

We are committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and we are in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met nine times in 2014. There are four standing committees of the board of directors: the Audit, Compensation, Risk and Governance/Nominating Committees. The board of directors of The Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2014. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2014. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 24, 2014 attended the meeting.

Board Leadership Structure

Our board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director is the appropriate board leadership structure for our company. Thomas B. Hogan Jr. currently serves as the Lead Director. Our board of directors believes that the Chief Executive Officer is most knowledgeable about our business and corporate strategy and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Chairman and Chief Executive Officer of the schedule for such executive sessions.

•	With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman and Chief Executive Officer with timely feedback from the executive sessions where appropriate.

•	Acts as the principal liaison between the non-management directors and the Chairman and Chief Executive Officer on issues relating to the working relationship between our board and management, including providing input as to the quality and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.

•	Provides input to the Chairman and Chief Executive Officer regarding board meeting agendas and meeting materials based on requests from the non-management directors.

•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Risk Oversight/Risk Committee

Our entire board of directors is engaged in risk management oversight. A separate standing Risk Committee of the board facilitates our board’s risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Berry, Connor and Harding. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met eight times during 2014.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

•	maintaining an effective culture of discipline that provides proper guidance and support for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and

•	identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with reducing the probability of their occurrence and potential consequences to our company to an acceptable level.

Our Risk Committee receives regular reports from management and other standing board committees regarding relevant risks and the actions taken by management to adequately address those risks.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   14

Back to Contents

Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles, which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

•	establishing the size and composition of our board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at 15,000 shares of our common stock to be achieved over six years;

•	providing for director orientation, continuing education and an annual performance assessment of our board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-management directors.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Four executive sessions were conducted in 2014. The Lead Director presided over these executive sessions conducted by the non-management directors, all of whom are independent.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered all relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident.

After its evaluation, our board of directors affirmatively determined that Messrs. Berry, Connor, Fekete, Gallagher, Harding, Hernandez, Hogan, O’Donnell, Pugliese and Shein and Ms. Brooks is each an independent director. The board of directors determined that Mr. Martin is not independent because he has served as a Provident employee in the last three years.

Governance/Nominating Committee

The current members of our Governance/Nominating Committee are: Messrs. Hernandez (Chair), Fekete, Gallagher, and Shein. Each member of the Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met five times during 2014.

The functions of our Governance/Nominating Committee include, among other things:

•	evaluating and making recommendations to the board concerning the number of directors and committee assignments;

•	establishing the qualifications, relevant background, and selection criteria for board members;

•	making recommendations to the board concerning board nominees;

•	conducting evaluations of the effectiveness of the operation of the board;

•	developing and maintaining corporate governance principles;

•	recommending revisions to the code of business conduct and ethics;

•	making recommendations to the board regarding director orientation and continuing education; and

•	evaluating the Governance/Nominating Committee’s performance on an annual basis.

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance, qualifications and skills of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If a vacancy should exist on our board, or if the size of the board is increased, the Committee will solicit suggestions for director candidates from all board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   15

Back to Contents

Procedures for the Recommendation of Directors by Stockholders

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-2727. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. A stockholder’s submission must be in writing and include the following information:

•	the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/ Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-2727. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which may be the interest rate generally available to all other participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2014, The Provident Bank had aggregate loans and loan commitments totaling $228,448 to its executive officers. The Provident Bank does not make loans to members of the board of directors or to their immediate family members and their related interests, as such terms are defined in The Provident Bank’s Lending Policy.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   16

Back to Contents

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for a director or officer. There are several exceptions to this general prohibition, one of which is applicable to us. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our officers are made in conformity with the Federal Reserve Act and Regulation O.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Anti-Hedging Policy

Our stock trading policy prohibits our directors, officers and employees from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director, officer or employee is prohibited. In addition, the policy provides that our directors, officers and employees should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Audit Committee Matters

Audit Committee

The current members of our Audit Committee are: Messrs. Hogan (Chair), Fekete, Harding, and Pugliese. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

Our Audit Committee met ten times during 2014. The Audit Committee reports to our board of directors on its activities and findings. The board of directors believes that Frank L. Fekete and Thomas B. Hogan Jr. each qualify as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   17

Back to Contents

Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2014;

•	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2014 and related footnotes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015, subject to the ratification of this appointment by our stockholders.

THE AUDIT COMMITTEE OF PROVIDENT
FINANCIAL SERVICES, INC.

Thomas B. Hogan Jr. (Chair)
Frank L. Fekete
Matthew K. Harding
John Pugliese

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   18

Back to Contents

Compensation Committee Matters

Compensation Committee

The current members of our Compensation Committee are: Messrs. Gallagher (Chair), Hogan, and O’Donnell and Ms. Brooks. Each member of the Compensation Committee has been determined to be independent as defined in the current New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for reviewing the performance of and the compensation payable to our senior executive officers, including the Chief Executive Officer; management development and succession planning; and for reviewing and evaluating compensation programs and policies and risks associated with such programs and policies. This includes setting performance measures and goals consistent with principles of safety and soundness, approving awards under existing compensation plans and administering long-term equity awards. Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 15 times during 2014.

Compensation Committee Interlocks and Insider Participation

Messrs. Gallagher, Hogan and O’Donnell and Ms. Brooks served as members of the Compensation Committee during 2014. None of these directors has ever been an officer or employee of Provident. In addition, none of these directors is an executive officer of another entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2014 requiring specific disclosures under Securities and Exchange Commission rules.

Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing compensation programs, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers, to whom we refer collectively as our “named executive officers.” Our named executive officers for 2014 were:

Name	Title
Christopher Martin	Chairman, President and Chief Executive Officer of Provident Financial Services, Inc. and The Provident Bank
Thomas M. Lyons	Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. and The Provident Bank
Donald W. Blum	Executive Vice President and Chief Lending Officer of The Provident Bank
John F. Kuntz	Executive Vice President, General Counsel and Secretary of Provident Financial Services, Inc. and Executive Vice President, Chief Administrative Officer and General Counsel of The Provident Bank
James D. Nesci	Executive Vice President and Chief Wealth Officer of The Provident Bank and President of Beacon Trust Company

Executive Summary

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with stockholder interests. The key features of the program are:

•	Active oversight by the Compensation Committee consisting solely of independent directors;

•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee;

•	Focus on pay for performance in order to align compensation with business strategies and to enhance stockholder value;

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   19

Back to Contents
•	The major components of our executive compensation program are salary, annual cash incentives and long-term equity;

•	Executive salaries are evaluated based on data regarding a regional peer group of publicly-traded banks of comparable size, performance, and business model;

•	Annual cash incentive compensation opportunities are tied to key corporate performance goals;

•	Long-term incentive compensation opportunities are tied to key corporate performance goals and performance against peer group metrics over a period of time;

•	Formulaic equity grants are 75% performance-based and 25% time-based;

•	No dividends are paid on stock awards subject to performance-vesting conditions unless and until the awards have vested;

•	Our incentive compensation plans provide for risk mitigation and accountability authorizing our Compensation Committee to condition incentive compensation awards with clawback, deferral, and adjustment provisions, and settlement in stock subject to holding periods;

•	Executives are subject to share ownership guidelines;

•	Executives are prohibited from engaging in hedging transactions to offset the economic risk of owning our common stock;

•	Perquisites are limited and no tax gross-ups are provided; and

•	No excise tax gross-ups are provided.

Financial and Strategic Highlights

Our Compensation Committee believes that executive compensation should be linked to Provident’s overall financial performance and strategic success and the contribution of its executives to that performance and success. Highlights of Provident’s 2014 performance include:

•	Expansion of our franchise to eastern Pennsylvania through the acquisition of Team Capital Bank;

•	Annual net income of $73.6 million, an increase of 4.4% from 2013;

•	Despite the continued low interest rate environment, the net interest margin remained fairly stable, decreasing just 1 basis point when compared to the prior year end;

•	Solid loan growth with loan originations of $1.79 billion, as the total loan portfolio increased by 5.0%, exclusive of the Team Capital transaction;

•	Continued improvement in asset quality, with total non-performing loans of $53.9 million, or 0.88% of total loans as of year-end, down from $76.7 million or 1.48%, in 2013; and

•	Wealth management fee income increased by $1.4 million over 2013.

Key Executive Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent non-binding stockholder advisory vote on executive compensation which resulted in a favorable vote of approximately 80% of the votes cast. Based on feedback from institutional stockholders received throughout 2014, the Compensation Committee made the following revisions to our executive compensation program for 2015:

•	Extended the vesting period for long-term equity grants made after December 31, 2014 from two years to three years;

•	Eliminated the duplication of performance goals in the annual and long-term incentive plans by moving the return on average assets measure to the long-term incentive plan and removing earnings per share goals from the long-term incentive plan; and

•	Modified our approach to long-term equity grants to eliminate the use of discretionary grants.

Highlights of other key compensation actions in 2014 were:

•	2014 Base Salary: Mr. Martin’s base salary increased to $640,000 in 2014, representing a 4.9% increase. The other named executive officers received salary increases that ranged from 3.2% to 4.4%.

•	2014 Cash Incentives: Mr. Martin received a formulaic cash incentive of 75% of base salary or $480,528. This represented attainment of overall corporate results that were at Target against established performance goals for 2014. The remaining named executive officers received formulaic cash incentives between 44% and 48% of base salary.

•	2014 Long-Term Incentives: The Compensation Committee revised its equity grant practice in 2015 to eliminate the use of discretionary awards for the named executive officers, extend the performance-vesting and time-vesting period to three years from two years and to eliminate the duplication of goals between the annual cash incentive plan and the long-term equity incentive plan. Prior to those revisions, and during 2014, Mr. Martin was granted 79,851 stock options and 28,263 restricted stock awards which vest over two years based upon achievement of total shareholder return relative to the performance of a peer group and earnings per share goals. In recognition of strong financial performance, to maintain total compensation at a competitive level and as a retention incentive, additional equity awards were granted to Mr. Martin. He received 35,000 stock options and 12,000 restricted stock awards that vest between one and five years. The other named executive officers receive 75% of their equity in restricted stock that vests over a two-year period based upon the same total shareholder return relative to the performance of a peer group and earnings per share goals, and 25% of their equity in restricted stock that vests in two years. Messrs. Lyons and Kuntz were each granted an additional equity award of 750 shares subject to one-year vesting and Mr. Nesci was granted an additional equity award of 1,000 shares subject to three-year vesting.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   20

Back to Contents

Compensation Consultants

Our Compensation Committee retained the services of McLagan, an Aon Hewitt Company (“McLagan”) during 2013 and the first half of 2014 to assist with executive compensation planning for 2014. In mid 2014, the Compensation Committee retained Frederic W. Cook & Co. (“Cook & Co.”) to assist with 2015 compensation planning and analysis. Both McLagan and Cook & Co. were retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, The Provident Bank or their affiliates or their management. The Compensation Committee regularly meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of both McLagan and Cook & Co. in light of Securities and Exchange Commission rules and New York Stock Exchange listing standards. The Compensation Committee requested and received a report from both consultants addressing the independence of their firms and their respective consultants, including the following factors: (1) other services provided to Provident; (2) fees paid by Provident as a percentage of the consultant’s total revenue; (3) policies or procedures maintained by the consultants that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between Provident’s executive officers and the consultants. The Compensation Committee discussed these considerations and concluded that the work performed by both McLagan and Cook & Co. and their respective consultants involved in the engagements did not raise any conflict of interest and concluded that both consultants were independent Compensation Committee consultants.

Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, we strive to attract, motivate and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups

The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers. Consistent with past practice, McLagan was engaged in 2013 to review our executive compensation program for 2014, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing performance against certain financial goals. The Compensation Committee used the following two peer groups for 2014 executive compensation determinations:

•	A regional peer group of 19 publicly traded thrift and banking institutions in the Northeast with assets of $4 to $20 billion was used to compare base salary and total compensation. Additional consideration was given to business model and performance. The individual peer banks are as follows:

Beneficial Mutual Bancorp, Inc.	First Commonwealth Financial Corporation	NBT Bancorp Inc.
Berkshire Hills Bancorp, Inc.	Flushing Financial Corporation	Northwest Bancshares, Inc.
Brookline Bancorp Inc.	Fulton Financial Corporation	S&T Bancorp, Inc.
Community Bank System, Inc.	Independent Bank Corp.	Signature Bank
Dime Community Bancshares, Inc.	Investors Bancorp, Inc.	Susquehanna Bancshares, Inc.
F.N.B. Corp.	National Penn Bancshares, Inc.	Valley National Bancorp
WSFS Financial Corporation

•	SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) was used to compare long-term performance achievement.

The Compensation Committee evaluates the peer group annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives and long-term equity compensation at median levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and competitive market conditions.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   21

Back to Contents

Role of Management

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related activities purely in an informational and advisory capacity and he presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval.

The Compensation Committee believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse affect on us. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan Document of Provident Financial Services, Inc. serves as a core governance document for our incentive compensation plans, establishing lines of authority, a foundation for relevant internal controls and procedures, risk mitigation and accountability features, including clawbacks and deferrals.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer and the General Auditor and is presented to and reviewed by the Compensation Committee. The risk assessment includes an evaluation of:

•	the design of proposed incentive plans to ensure they satisfy regulatory requirements and do not encourage excessive or imprudent risk taking;

•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and

•	the board of directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The risk assessment conducted in 2014 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; and are supportive of strong governance, including active oversight by the board of directors.

Elements of 2014 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include time- and/or performance-vesting restricted stock and/or stock options), a competitive benefits package and limited perquisites.

Compensation Element	Description and Purpose	Link to Performance	Fixed/Performance-Based	Short/Long-Term
Base Salary	Attract and retain executives	Based on individual performance, experience, and scope of responsibility	Fixed	Short-Term
Cash Incentives	Drive performance achievement and create stockholder value	Links executive compensation to factors that are important for the company’s success	Performance-Based	Short-Term
Long-Term Incentive Awards	Align executives with stockholder interests and serve as a retention tool through multi-year vesting	Major portion of equity awards are based on pre-established company performance objectives	Performance-Based	Long-Term
Benefits	Supplemental Defined Contribution Plan	IRS excess plan is provided to maintain competitive benefits for executives	Fixed	Long-Term
Other Compensation	Retirement plans and health and welfare benefits on the same basis as other employees. Limited perquisites and dividends on restricted stock	Benefit plans maintain competitive total compensation; dividends on restricted stock enhance the executives’ link to stockholders by ensuring they share in the distribution of income generated from ongoing financial performance	Fixed and Performance- Based	Short-Term & Long Term

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   22

Back to Contents

As illustrated below in 2014, 60% of the target compensation for Mr. Martin, and 48% of the compensation to our other named executive officers, was performance-based and not guaranteed.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Annually, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the peer market data at the median. In setting base salary levels the Compensation Committee also assesses each individual named executive officer’s performance, leadership, operational effectiveness and experience in the industry, as well as competitive market conditions.

In establishing base salaries for 2014, the Compensation Committee considered our company’s financial performance, as well as the peer group and market compensation study performed in 2013 by McLagan. Based on that information, the Compensation Committee determined that base salary increases for Mr. Martin and the other named executive officers reflected below were appropriate because of strong financial performance in 2013 and to bring the executives closer to the median of the peer group for total compensation.

Name	2013 Salary	2014 Salary	% Change
Christopher Martin	$610,000	$640,000	4.9%
Thomas M. Lyons	$350,000	$365,000	4.3%
Donald W. Blum	$315,000	$325,000	3.2%
John F. Kuntz	$313,000	$325,000	3.8%
James D. Nesci	$275,000	$287,000	4.4%

Annual Cash Incentive Payment/The 2014 Annual Cash Incentive Plan

Annual cash incentive opportunities are provided to our named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial targets and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary.

Our Compensation Committee recommended, and the board of directors approved, the 2014 Annual Incentive Plan, which provided the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals. The targeted levels of incentive opportunity were unchanged from 2013.

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
Chief Executive Officer	35%	75%	115%
Other Named Executive Officers	25%	45%	70%

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   23

Back to Contents

For Mr. Martin and the other named executive officers, the Compensation Committee established the following 2014 targets (collectively, the “Corporate Targets”) and relative weightings for the 2014 Annual Incentive Cash Plan:

		Threshold	Target	Maximum
Corporate Goal	Weight	95%	100%	115%	Actual
Net Income (in millions)	25%	$69.1 million	$72.8 million	$83.7 million	$73.5 million
Efficiency Ratio(1)	25%	61.45%	60.30%	57.09%	60.70%
Return on Average Assets	25%	0.83%	0.87%	1.01%	.91%
Earnings Per Share	25%	$1.15	$1.21	$1.39	$1.21
(1)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

Under the 2014 Annual Cash Incentive Plan, cash incentive payments based on Provident’s actual 2014 financial performance would be made if financial performance met or exceeded 95% of any one of the Corporate Targets (“Threshold”). Cash incentive payments would be a minimum of 8.75% of base salary for Mr. Martin and 6.25% of base salary for the other named executive officers upon the achievement of at least one metric (weighted at 25%) at the Threshold level, increasing to a maximum of 115% of base salary for Mr. Martin and 70% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level.

In aggregate, the overall actual achievement of Corporate Targets for 2014 was at Target, as the net income and return on average assets goals were achieved at slightly above Target, the earnings per share goal was achieved at Target, and the efficiency ratio goal was above Threshold, but below Target. Based upon the foregoing, the Committee authorized payouts at the Target level under the 2014 Annual Incentive Plan to the named executive officers as follows:

Name	Cash Incentive	% of Salary
Christopher Martin	$480,528	75%
Thomas M. Lyons	$169,079	46%
Donald W. Blum	$144,528	44%
John F. Kuntz	$150,550	46%
James D. Nesci	$136,935	48%

Long-Term Equity Incentives

Our 2008 Long-Term Equity Incentive Plan, as amended provides the opportunity to grant various forms of equity incentives on a time-vesting and performance-vesting basis. The Compensation Committee believes that stock ownership provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus. It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under Provident’s stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary, for Mr. Martin and other named executive officers, based upon competitive total compensation data previously provided by the independent compensation consultant. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual equity grants:

2014 Opportunity
Long-Term Equity Target Award
Participant	as a % of Base Salary
Chief Executive Officer	75%
Other Named Executive Officers	45%

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   24

Back to Contents

The 2014 long-term equity awards were made based on the following matrix:

		Performance-Vesting	Time-Vesting
	Non-Qualified	Restricted	Restricted
Participant	Stock Options	Stock	Stock
Chief Executive Officer	25%	75%	0%
Other Named Executive Officers	0%	75%	25%

The Compensation Committee determined that for equity grants made in 2014 to all named executive officers other than Mr. Martin, 75% of the grants would be subject to performance-vesting, and 25% would be time-vesting over two years; and for Mr. Martin, 100% of the grants would be subject to performance-vesting. Such performance-vesting would be measured at the end of a two-year period based upon performance goals approved by the Compensation Committee at the time of the equity grant. Currently the performance goals include projections of compounded annual growth in earnings per share over a two-year period and a comparison of total stockholder return to the peer group over a two-year period. These performance goals are designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, and the vesting period strikes a proper balance between providing a meaningful incentive while maintaining an appropriate level of at-risk compensation for retention purposes.

	2014-2015 Performance Matrix
	Earnings Per Share Growth
	$1.21	$1.21	$1.21	$1.21
Normalized 2013 Actual*	Threshold	Target	Target Plus	Maximum
Compounded Annual Growth Rate	2.0%	2.5%	3.75%	5.0%
Cumulative two-year EPS Required	$2.49	$2.51	$2.56	$2.60
*	Adjusted for non-recurring items.

Total Shareholder Return versus Peer Group
Threshold	Target	Target Plus	Maximum
≥40% of peers	≥50% of peers	≥67.5 of peers	≥85% of peers

The Compensation Committee has determined that the performance goals for awards granted under the Long-Term Equity Plan are appropriately set such that participants in the plan will attain: (i) the Threshold level of performance if minimum expected improvements in the performance goals are achieved, which the Committee believed were reasonably likely to be attained; (ii) the Target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; (iii) the Target Plus level of performance if projected business plan expectations are exceeded, which the Committee believed would be difficult to achieve; and (iv) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event that the Target Plus level is exceeded, which the Committee believed was unlikely to be achieved. The establishment of various levels of performance associated with vesting (e.g., from Threshold to Maximum) is an industry best practice and provides opportunity when macroeconomic conditions are difficult and adversely impact results.

	2014 Performance-Vesting Calibration
	Long-Term Equity Award as a % of Target
Participant	Threshold	Target	Target Plus	Maximum
Chief Executive Officer	20%	100%	127%	153%
Other Named Executive Officers	28%	100%	122%	156%

No dividends are paid with respect to any stock award subject to performance-vesting conditions unless and until the performance conditions are met and vesting occurs, and only on that portion of the stock award that actually vests.

In recognition of strong financial performance, to maintain a competitive compensation program, and as a retention incentive, the Compensation Committee granted additional equity awards to Mr. Martin in 2014 as follows: 12,000 restricted stock awards, 9,000 of which are subject to three-year time vesting and 3,000 of which are subject to one-year time vesting; and 35,000 incentive stock options subject to five-year time vesting. Messrs. Lyons and Kuntz were each granted an additional equity award of 750 shares subject to one-year vesting and Mr. Nesci was granted an additional equity award of 1,000 shares subject to three-year vesting.

As noted earlier, the Compensation Committee revised our executive compensation program for 2015 to extend the vesting period for equity grants made after December 31, 2014 from two years to three years and to eliminate the use of discretionary grants. No discretionary grants have been made to our named executive officers in 2015.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   25

Back to Contents

Benefits

We offer the named executive officers benefits generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire.

These post-retirement benefits have been eliminated. However, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for non-qualified benefits under the Non-Qualified Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided: a club membership for Mr. Martin and the use of a company-owned automobile for Messrs. Martin and Blum. Messrs. Lyons, Kuntz and Nesci are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense.

Elements of Post-Termination Benefits

Employment Agreement

Mr. Martin has an employment agreement with a twelve month term that renews on August 31 of each year for an additional twelve months. The employment agreement provides that if Mr. Martin’s employment was terminated for reasons other than for cause, or as a result of his death, retirement or disability, Mr. Martin would be entitled to:

•	earned but unpaid base salary through the termination date;

•	an annual bonus to which he may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

•	benefits due to him as a former employee other than pursuant to the agreement;

•	severance pay or liquidated damages equal to his base salary and bonuses due for twelve months following termination, with “bonuses due” to be the greater of one-twelfth of the (i) average annual cash bonus paid to him with respect to the three completed fiscal years prior to the termination, or (ii) the cash bonus paid to him for the last fiscal year prior to the date of termination, multiplied by 12; and

•	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

Mr. Martin may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in his employment conditions. Under the employment agreement, the termination benefits are subject to Mr. Martin’s compliance with non-solicit and non-compete provisions for a period of six months following his termination. The employment agreement does not provide for benefits for a termination following a change in control. Those benefits are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements”.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after a termination of the executive following a change in control of Provident. We have entered into a three-year change in control agreements with Messrs. Martin, Blum, Kuntz, Lyons and Nesci. Each of the agreements renews on the anniversary date of its respective effective date so that the remaining term is three years unless otherwise terminated. Under the agreements:

Following a change in control and during the term of the agreement, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated, other than for cause, disability, or retirement; or

•	the executive terminates employment for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   26

Back to Contents

The change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Payments under the change in control agreements for the named executive officers, other than Mr. Martin, are reduced to the extent necessary to prevent an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements

Our Compensation Committee recommended, and our board of directors adopted, the following minimum equity ownership requirements for senior executives to further align their interests with stockholders:

Tier I	Chief Executive Officer	100,000 shares
Tier II	Other Named Executive Officers	10,000 shares

Each of the named executive officers currently exceeds these requirements. New executives have six years from their date of hire or promotion to achieve the minimum equity ownership levels, and vested and unvested restricted stock awards and shares of Provident common stock held in the ESOP and 401(k) Plan count toward these requirements.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation. The Executive Annual Incentive Plan is being submitted for stockholder approval in Proposal 3 to ensure that future annual cash incentive, performance-based compensation is deductible. See “Proposal 3, Approval of the Executive Annual Incentive Plan.”

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Terence Gallagher, Chair
Laura L. Brooks
Thomas B. Hogan Jr.
Edward O’Donnell

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   27

Back to Contents

EXECUTIVE COMPENSATION

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2014 compensation decisions for the named executive officers.

Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Christopher Martin	2014	639,192	556,560	190,350	480,528	110,804	113,825	2,091,259
Chairman, President and	2013	608,846	495,432	236,524	642,925	—	132,482	2,116,209
Chief Executive Officer	2012	559,423	446,921	183,875	553,308	52,284	100,132	1,895,943
Thomas M. Lyons	2014	364,596	176,536	—	169,079	14,711	69,880	794,802
Executive Vice President	2013	349,308	157,494	—	223,995	—	73,584	804,381
and Chief Financial Officer	2012	319,231	137,164	—	191,607	7,088	56,322	711,412
Donald W. Blum	2014	324,731	146,251	—	144,528	9,137	70,283	694,930
Executive Vice President	2013	314,562	141,745	—	196,555	—	77,828	730,690
and Chief Lending Officer	2012	295,846	134,054	—	177,236	4,312	59,229	670,677
John F. Kuntz	2014	324,677	158,536	—	150,550	9,499	62,154	705,416
Executive Vice President,	2013	312,700	140,847	—	200,315	—	76,144	730,006
General Counsel and	2012	299,644	140,065	—	179,631	4,467	57,247	681,054
Corporate Secretary
James D. Nesci	2014	286,677	145,531	—	136,935	—	63,776	632,919
Executive Vice President	2013	274,423	144,305	—	175,996	—	65,173	659,897
and Chief Wealth Officer	2012	249,846	116,340	—	149,692	—	50,014	565,892
(1)	The amounts shown represent base salary earned during each fiscal year covered.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting awards are computed at Target performance achievement. The amounts shown computing the grant date fair values of the performance-vesting awards at Maximum performance achievement would be: $748,548; $245,521; $207,676; $219,961; and $199,774 for 2014 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively; $526,136; $183,750; $165,367; $164,316; and $144,380 for 2013 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively; $457,119; $147,004; $151,194; $147,791; and $127,060 for 2012 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively.
(3)	The amounts shown reflect the grant date fair value of time-vesting and performance-vesting stock options computed in accordance with FASB ASC Topic 718 at Target performance achievement. The amounts shown computing the grant date fair value of the performance-vesting stock options at Maximum performance achievement would be: $254,346, $297,521, and $236,870 for Mr. Martin for 2014, 2013 and 2012, respectively.
(4)	The amounts shown reflect the payment made under each respective annual cash incentive plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. For 2013 there was a negative change in the present value of the benefits under the defined benefit plan and no amount is disclosed in the Summary Compensation Table. Mr. Nesci is not a participant in the defined benefit pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards subject to time-vesting, accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   28

Back to Contents

All Other Compensation

				Company	Company
				Contribution	Contributions
				on Employee	to Retirement,
		Perquisites and	Dividends on	Medical and	401(k) and
		Other Personal	Unvested Stock	Insurance	Non-Qualified
		Benefits	Awards	Benefits	Plans	Total
Name	Year	($)	($)	($)	($)	($)
Christopher Martin	2014	13,789	30,139	13,912	55,985	113,825
	2013	15,273	40,729	18,364	58,116	132,482
	2012	20,566	19,921	18,588	41,057	100,132
Thomas M. Lyons	2014	6,750	10,914	18,355	33,861	69,880
	2013	6,000	14,884	17,988	34,712	73,584
	2012	6,000	7,816	17,978	24,528	56,322
Donald W. Blum	2014	6,896	11,709	18,232	33,446	70,283
	2013	7,051	16,641	17,868	36,268	77,828
	2012	7,355	8,481	17,917	25,476	59,229
John F. Kuntz	2014	6,700	11,631	10,470	33,353	62,154
	2013	6,000	16,340	17,873	35,931	76,144
	2012	6,000	9,608	17,925	23,714	57,247
James D. Nesci	2014	9,850	10,645	18,200	25,081	63,776
	2013	9,600	14,133	17,727	23,713	65,173
	2012	9,600	3,759	19,080	17,575	50,014

Perquisites

				Total
		Personal Use		Perquisites
		of Company	Club	and Other Personal
		Car/Car Allowance	Dues	Benefits
Name	Year	($)(7)	($)	($)(8)
Christopher Martin	2014	6,507	5,482	13,789
	2013	7,039	5,284	15,273
	2012	15,118	5,448	20,566
Thomas M. Lyons	2014	6,000	—	6,750
	2013	6,000	—	6,000
	2012	6,000	—	6,000
Donald W. Blum	2014	6,896	—	6,896
	2013	7,051	—	7,051
	2012	7,355	—	7,355
John F. Kuntz	2014	6,000	—	6,700
	2013	6,000	—	6,000
	2012	6,000	—	6,000
James D. Nesci	2014	9,600	—	9,850
	2013	9,600	—	9,600
	2012	9,600	—	9,600
(7)	For Messrs. Martin and Blum, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount shown is a monthly car allowance.
(8)	The amounts shown include the cost of annual medical examinations for Mr. Kuntz of $700 in 2014 and for Mr. Martin of $2,950 in 2013; and a five-year service award of $250 made to Mr. Nesci, a fifteen-year service award of $750 to Mr. Lyons, and a thirty-year service award of $1,800 to Mr. Martin paid in 2014.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   29

Back to Contents

Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2014 made to the named executive officers. The awards granted on January 30, 2014 represent the cash incentive payments that could be earned based on performance under the 2014 Annual Cash Incentive Plan. The awards granted on February 19, 2014 are long-term equity incentive awards which are primarily performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2014

		Estimated Possible Payouts Under			Estimated Possible Payouts Under			All Other	All Other
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value of
								Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(6)
Christopher Martin	1/30/2014	56,002	480,000	735,984
	2/19/2014				2,826(2)	28,263(2)	43,336(2)			16.38	360,000
	2/19/2014				7,985(3)	79,851(3)	122,436(3)			16.38	120,000
	2/19/2014							12,000(4)		16.38	196,560
	2/19/2014								35,000(5)	16.38	70,350
Thomas M. Lyons	1/30/2014	22,995	164,250	256,230
	2/19/2014				1,307(2)	9,334(2)	14,561(2)			16.38	123,188
	2/19/2014							3,257(4)		16.38	53,348
Donald W. Blum	1/30/2014	20,475	146,250	228,150
	2/19/2014				1,164(2)	8,311(2)	12,965(2)			16.38	109,688
	2/19/2014							2,232(4)		16.38	36,563
John F. Kuntz	1/30/2014	20,475	146,250	228,150
	2/19/2014				1,164(2)	8,311(2)	12,965(2)			16.38	109,688
	2/19/2014							2,982(4)		16.38	48,848
James D. Nesci	1/30/2014	18,081	129,150	201,474
	2/19/2014				1,028(2)	7,340(2)	11,450(2)			16.38	96,863
	2/19/2014							2,971(4)		16.38	48,668
(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance goal is achieved at Threshold level and if all performance goals are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance goals are achieved over the two-year period 2014-2015 at the stated levels.
(3)	Represents the number of stock options that may vest if performance goals are achieved over the two-year period 2014-2015 at the stated levels.
(4)	Represents the number of two-year time-vesting restricted stock awards granted. The amount also includes the following additional restricted stock awards: 3,000, 750 and 750 one-year vesting restricted stock awards granted to Messrs. Martin, Lyons and Kuntz, respectively; and 9,000 and 1,000 three-year vesting stock awards made to Messrs. Martin and Nesci, respectively.
(5)	Represents the number of five-year time-vesting stock options granted.
(6)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Footnote 1 to our audited financial statements for the year ended December 31, 2014 contained in our Annual Report on Form 10-K includes the assumptions used to calculate these amounts.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   30

Back to Contents

Outstanding Equity Awards at Year End

The following table shows certain information about outstanding equity awards as of December 31, 2014 for our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of					Unearned	of Unearned
	Securities	Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Shares or	of Shares or	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Units of Stock	Units of Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	That Have Not	That Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)(1)	($)	Date(2)	(#)(3)	($)(4)	(#)(5)	($)(4)
Christopher Martin	40,000	—		18.48	3/23/2016	18,334	331,112	70,828	1,279,154
	27,267	—		17.94	1/29/2017
	13,020	—		12.54	1/29/2018
	16,600	—		10.40	2/3/2019
	30,000	20,000		14.50	2/24/2021
	15,000	10,000		14.88	2/3/2022
	7,000	28,000		15.23	2/19/2023
	—	35,000		16.38	2/19/2024
	3,718	—		10.40	2/3/2019
	64,433	—		10.34	2/3/2020
	14,622	—		14.50	2/24/2021
			29,401	14.88	2/3/2022
			32,772	15.23	2/19/2023
			79,851	16.38	2/19/2024
Thomas M. Lyons	10,000	—		18.03	7/21/2015	5,255	94,905	23,441	423,344
	10,000	—		18.55	2/22/2016
	11,024	—		17.94	1/29/2017
	1,540	—		12.54	1/29/2018
	2,044	—		10.40	2/3/2019
	12,114	—		10.34	2/3/2020
Donald W. Blum	10,000	—		18.48	3/23/2016	4,121	74,425	21,823	394,123
	10,000	—		18.87	9/21/2016
	10,988	—		17.94	1/29/2017
	6,100	—		12.54	1/29/2018
	8,090	—		10.40	2/3/2019
	2,417	—		10.40	2/3/2019
	14,046	—		10.34	2/3/2020
John F. Kuntz	10,000	—		18.48	3/23/2016	4,847	87,537	21,632	390,674
	10,000	—		18.87	9/21/2016
	10,698	—		17.94	1/29/2017
	5,640	—		12.54	1/29/2018
	7,780	—		10.40	2/3/2019
	2,324	—		10.40	2/3/2019
	13,403	—		10.34	2/3/2020
James D. Nesci	15,000	—		10.27	5/7/2019	5,096	92,034	18,923	341,749
	11,598	—		10.34	2/3/2020
(1)	Amounts shown represent the number of stock options that may vest if performance goals are achieved over the three-year period 2012-2014 and the two-year periods 2013-2014 and 2014-2015 at Target level.
(2)	Stock options generally expire 10 years after the grant date.
(3)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2014.
(4)	Amounts shown are based on the fair market value of Provident common stock on December 31, 2014 of $18.06.
(5)	Amounts shown represent the number of stock awards that may vest if performance goals are achieved over the three-year period 2012-2014, and the two-year periods 2013-2014 and 2014-2015 at Target level.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   31

Back to Contents

Option Exercises and Stock Vested

None of our named executive officers exercised stock options during the fiscal year ended December 31, 2014. The following table shows certain information about restricted stock awards that vested in 2014.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)(1)
Christopher Martin	23,363	416,482
Thomas M. Lyons	8,137	146,039
Donald W. Blum	8,629	155,989
John F. Kuntz	9,035	162,344
James D. Nesci	7,599	136,363
(1)	The value realized on vesting represents the market value on the day the stock vested.

Pension Benefits

We maintain a noncontributory defined benefit pension plan, which covers full-time employees hired prior to April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002, will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2014

			Present Value
		Number of Years	of Accumulated	Payments During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Christopher Martin	The First Sentinel Pension Plan	30	489,081	—
Thomas M. Lyons	The First Sentinel Pension Plan	15	53,222	—
Donald W. Blum	The Provident Bank Pension Plan	13	40,330	—
John F. Kuntz	The Provident Bank Pension Plan	13	43,341	—
James D. Nesci	None applicable	—	—	—
(1)	The amounts shown are determined based on the measurement date of December 31, 2014. For the discount rate and other assumptions used, please refer to note 11 in the audited financial statements included in our Annual Report on Form 10-K.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   32

Back to Contents

Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer under our non-qualified defined contribution plan at and for the year ended December 31, 2014.

NON-QUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2014

	Executive	Registrant			Aggregate
	Contributions	Contributions	Aggregate	Aggregate	Balance at
	in Last Fiscal	in Last	Earnings	Withdrawals /	Last Fiscal
	Year	Fiscal Year	in Last Fiscal Year	Distributions	Year-End
Name	($)	($)(1)	($)(2)	($)	($)(3)
Christopher Martin	—	29,513	13,698	—	545,997
Thomas M. Lyons	—	8,244	449	—	24,758
Donald W. Blum	—	5,092	456	—	21,078
John F. Kuntz	—	5,138	417	—	19,890
James D. Nesci	—	2,406	66	—	4,743
(1)	The amounts shown represent the estimated 2014 Non-Qualified Supplemental Defined Contribution Plan contribution for 2014. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2014 of $18.06 per share. These contributions are included in the Summary Compensation Table in the column “All Other Compensation.”
(2)	The amounts shown include interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount shown includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include a decrease in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of a share of Provident common stock at December 31, 2014 was $18.06 compared to $19.32 at December 31, 2013. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)	For Mr. Martin the amount shown includes a balance of $413,892 in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $29,513, $8,244, $5,092, $5,138 and $2,406 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2014; $30,124, $8,143, $5,143, $5,037 and $2,040 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2013; and $20,350, $4,595, $3,065, $3,334 and $307 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2012.

We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain executives whose benefits under the 401(k) Plan and ESOP are limited by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond-equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in Provident common stock unless the committee administering the Supplemental Plan determines in its sole discretion to pay it in cash.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   33

Back to Contents

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin, and three-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Nesci. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers of Provident at December 31, 2014 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements. The amount of compensation and benefits payable to each named executive officer upon an involuntary termination without cause or a termination by the executive for Good Reason, in each case following a change in control and in the event of disability (with respect to Mr. Martin’s employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2014, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of our common stock on December 31, 2014 of $18.06 per share. Using that fair market value, only certain unvested stock options had value at December 31, 2014. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown in the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G cutback provisions in each of the named executive officers’ agreements. There is no such cutback provision in Mr. Martin’s agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 31, 2014

Christopher Martin	Employment	Employment	Change in Control
	Agreement	Agreement	Agreement
			After Change in
			Control
			Termination
	Termination		w/o Cause or
	w/o Cause or for	Disability	for Good Reason
Benefit	Good Reason ($)(1)	($)(2)	($)
Salary	640,000	480,000	1,830,000
Incentive/Bonus	515,044	—	1,928,775
Total Cash Payments	1,155,044	480,000	3,758,775
Medical	15,873	15,873	47,620
Dental	610	610	1,830
Life Insurance	1,221	1,221	3,663
Long-Term Disability	692	692	2,075
Vision	129	129	386
Total Benefits	18,525	18,525	55,574
Total Cash & Benefits	1,173,569	498,525	3,814,349
Value Unvested Options	—	577,330	577,330
Value Unvested Awards	—	1,610,266	1,610,266
TOTAL	1,173,569	2,686,121	6,001,945

(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   34

Back to Contents
Thomas M. Lyons	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)
Salary	1,050,000
Incentive/Bonus	671,985
Total Cash Payments	1,721,985
Medical	45,922
Dental	2,482
Life Insurance	1,397
Long-Term Disability	1,383
Vision	398
Total Benefits	51,582
Total Cash & Benefits	1,773,567
Value Unvested Options	—
Value Unvested Awards	518,250
TOTAL	2,291,817

Donald W. Blum	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)
Salary	945,000
Incentive/Bonus	589,665
Total Cash Payments	1,534,665
Medical	45,922
Dental	3,446
Life Insurance	1,244
Long-Term Disability	1,383
Vision	—
Total Benefits	51,995
Total Cash & Benefits	1,586,660
Value Unvested Options	—
Value Unvested Awards	468,549
TOTAL	2,055,209

John F. Kuntz	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)
Salary	939,000
Incentive/Bonus	600,945
Total Cash Payments	1,539,945
Medical	—
Dental	—
Life Insurance	1,240
Long-Term Disability	1,383
Vision	398
Total Benefits	3,021
Total Cash & Benefits	1,542,966
Value Unvested Options	—
Value Unvested Awards	478,211
TOTAL	2,021,177

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   35

Back to Contents
James D. Nesci	After Change in
Control
Termination
w/o Cause or
Benefit	for Good Reason ($)
Salary	825,000
Incentive/Bonus	527,988
Total Cash Payments	1,352,988
Medical	45,922
Dental	3,446
Life Insurance	1,095
Long-Term Disability	1,383
Vision	257
Total Benefits	52,103
Total Cash & Benefits	1,405,091
Value Unvested Options	—
Value Unvested Awards	433,783
TOTAL	1,838,874

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   36

Back to Contents

DIRECTOR COMPENSATION

Elements of Director Compensation

Director Fees

Director compensation discussed under this caption “Director Compensation” is paid to our non-management directors only. Mr. Martin receives no director compensation for his service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

We pay annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30. We do not pay “per meeting” fees. The current director fee schedule is as follows:

Board Annual Retainer	$50,000
Lead Director Annual Retainer	$20,000
Committee Annual Retainers	$27,500 for Audit and Compensation Committee Chairs
$15,000 for each member of the Audit and Compensation Committees
$20,000 for Governance/Nominating and Risk Committee Chairs
$10,000 for each member of the Governance/Nominating and Risk Committees
Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with immediate vesting

Director Benefits

The Provident Bank makes available to each director an annual medical examination under an arrangement with a designated service provider. A director may also enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the director pays the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Retirement Plan for the Board of Directors of The Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes three current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if The Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Our directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with the acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2014 certain information as to total remuneration paid to directors who served on the board of directors in 2014 other than Mr. Martin, who is not paid director fees. Compensation paid to Mr. Martin is included in “Executive Compensation--Summary Compensation Table.”

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   37

Back to Contents

Director Compensation Table

				Change in
				Pension
				Value and
				Nonqualified
	Fees			Deferred
	Earned	Stock	Option	Compensation	All Other
	or Paid in	Awards	Awards	Earnings	Compensation	Total
Name	Cash ($)	($)(1)	($)	($)(2)	($)(3)	($)
Thomas W. Berry	63,750	90,005	—	—	2,100	155,855
Laura L. Brooks	86,250	90,005	—	—	—	176,255
Geoffrey M. Connor(4)	60,000	90,005	—	1,955	—	151,960
Frank L. Fekete	72,500	90,005	—	—	—	162,505
Terence Gallagher	87,500	90,005	—	—	—	177,505
Matthew K. Harding	72,500	90,005	—	—	—	162,505
Carlos Hernandez	67,500	90,005	—	237	—	157,742
Thomas B. Hogan Jr.	112,500	90,005	—	—	2,100	204,605
Katharine Laud(5)	3,750	—	—	—	—	3,750
Edward O’Donnell	70,000	90,005	—	5,411	—	165,416
John Pugliese(6)	55,833	82,508	—	—	—	138,341
Jeffries Shein(7)	62,500	90,005	—	25,892	—	178,397

(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. Except for the award made to Mr. Pugliese, these stock awards were made on May 1, 2014 and vested immediately. The stock award made to Mr. Pugliese was made on June 2, 2014 and vested immediately.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Connor, Fekete and Hernandez have benefits under this plan. There was a decrease in value for Mr. Fekete in 2014. The amounts shown also include interest earned on deferred director fees of $1,070, $5,411 and $22,111 for Messrs. Connor, O’Donnell and Shein, respectively.
(3)	The amounts shown represent the cost of an annual medical examination.
(4)	Mr. Connor’s term of office will expire as of the date of the Annual Meeting and he will retire from the board of directors.
(5)	Ms. Laud served on the board of directors until February 21, 2014.
(6)	Mr. Pugliese’s service on the board of directors commenced on May 30, 2014.
(7)	Mr. Shein’s term of office will expire as of the date of the Annual Meeting and he will retire from the board of directors.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   38

Back to Contents

The aggregate total stock option grants to directors are shown below:

						Outstanding
						Unexercised Stock
			Stock		Grant Date	Options as of
		Expiration	Options	Exercise	Fair Value	December 31, 2014
Name	Grant Date	Date	(#)	Price ($)	($)(1)	(#)
Thomas W. Berry	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
Geoffrey M. Connor	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Frank L. Fekete	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Carlos Hernandez	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Edward O’Donnell	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000
Jeffries Shein	2/22/06	2/22/16	7,000	18.55	31,150
	1/29/07	1/29/17	7,000	17.94	27,090	14,000

(1)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Messrs. Gallagher, Harding, Hogan and Pugliese have not been granted stock options.

Proposal 2	Advisory Vote to Approve Executive Compensation

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2011 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of its executives with its stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of the stockholders and will consider the outcome of this vote in future executive compensation decisions.

The Board of Directors Recommends a Vote “For” Approval of the Compensation Paid to Provident’s Named Executive Officers.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement   39

Back to Contents
Proposal 3	Approval of the Executive Annual Incentive Plan Under Internal Revenue Code Section 162(m)

The board of directors is seeking stockholder approval of the Provident Financial Services, Inc. Executive Annual Incentive Plan (the “Executive Annual Incentive Plan”) in order to ensure that annual cash incentive awards can be fully deductible under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The Executive Annual Incentive Plan is designed to provide key employees of the company and its subsidiaries, including The Provident Bank, with additional cash incentives to promote the growth and performance of the company. The Executive Annual Incentive Plan will give us the flexibility we need to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the company’s performance. The Executive Annual Incentive Plan has been approved by the board of directors and will become effective upon stockholder approval.

The following is a summary of the material features of the Executive Annual Incentive Plan, which is qualified in its entirety by reference to the provisions of the Executive Annual Incentive Plan, attached hereto as Appendix A.

Administration

The Executive Annual Incentive Plan will be administered by the members of the company’s Compensation Committee (the “Committee”) who are “outside directors,” as defined in Section 162(m) of the Code. The Committee has full and exclusive power within the limitations set forth in the Executive Annual Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Executive Annual Incentive Plan’s purposes; and interpreting and otherwise construing the Executive Annual Incentive Plan. The Executive Annual Incentive Plan also permits the Committee to delegate to one or more officers of the company the power to: (i) designate employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be “performance-based” under Code Section 162(m) may be granted by the Committee in order to be exempt from the $1,000,000 limit on deductible compensation for tax purposes.

Eligibility

The Chief Executive Officer of the company, executive officers who directly report to the Chief Executive Officer and other executive officers who may be selected from time to time by the Committee are eligible to receive awards under the Executive Annual Incentive Plan. At present, this eligible group consists of approximately six persons.

Types of Awards

The Committee may determine the terms and conditions of awards under the Executive Annual Incentive Plan. Generally, awards shall be paid in cash lump sums no later than March 15th of the calendar year following the calendar year in which the awards are earned, and are intended to be exempt from Code Section 409A under the “short term deferral rule” unless receipt of the amounts are deferred in accordance with Code Section 409A and the terms of the Executive Annual Incentive Plan.

Performance Goals

The Committee may grant awards under the Executive Annual Incentive Plan based on attainment of specific company-wide, individual and/or group performance goals. A complete list of possible performance goals are set forth in Section 4.1 of the Executive Annual Incentive Plan document in Appendix A. The Committee may adjust performance goals for extraordinary, unusual, and/or nonrecurring items of gain or loss; gains or losses on the disposition of a business; changes in tax or accounting principles, regulations or laws; or expenses incurred in connection with a merger, branch acquisition or similar transaction.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    40

Back to Contents

Limit on Individual Award Opportunities

No participant shall receive a payment under the Executive Annual Incentive Plan with respect to any performance period of one year having a value in excess of 200% of annual base salary; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to performance periods that are less than or greater than one year in duration, and (ii) if there are two or more performance periods that coincide during any calendar year, in no event shall the aggregate amount payable to any participant with respect to all such performance periods for such calendar year exceed 200% of annual base salary for each of those calendar years.

Vesting of Awards

Generally, awards are fully vested if the performance goals are achieved.

Clawback/Forfeiture

All awards granted under the Executive Annual Incentive Plan will be subject to forfeiture in accordance with any clawback policy that may be implemented by the company from time to time, including such policies that may be implemented after the date an award is granted, pursuant to the listing standards of any national securities exchange or association on which the company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a Participant.

Amendment and Termination

The board of directors may, at any time, amend or terminate the Executive Annual Incentive Plan or any award granted under the Executive Annual Incentive Plan, provided that, except as provided in the Executive Annual Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent.

Effective Date and Duration of Plan

The Executive Annual Incentive Plan will become effective upon stockholder approval. The Executive Annual Incentive Plan will remain in effect as long as any awards under it are outstanding. At any time, the board of directors may terminate the Executive Annual Incentive Plan. However, any termination of the Executive Annual Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Executive Annual Incentive Plan. The grant of an award will not result in taxable income to the participant, because the grant is subject to a substantial risk of forfeiture (i.e., the requirement to satisfy the performance targets). The participant will realize ordinary income at the time of payment of the awards (i.e., following satisfaction of the performance targets) in an amount equal to the dollar amount of the cash bonus that was determined by the Committee. The company will be entitled to a corresponding deduction for tax purposes. The company shall withhold amounts from participants to satisfy tax withholding requirements. Code Section 162(m) generally limits the company’s ability to deduct for tax purposes compensation in excess of $1,000,000 per year for its Chief Executive Officer and the three other most highly compensated executives (excluding the Chief Financial Officer) employed at the end of the year who are named in the summary compensation table (“covered employees”). “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the company. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Awards under the Executive Annual Incentive Plan may be considered “qualified performance-based compensation.” If an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1,000,000 deduction limit on compensation. In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s termination of employment (or in the case of the Chief Executive Officer, the payment is not made until after the end of the year in which his employment terminates), the $1,000,000 deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1,000,000 deduction

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    41

Back to Contents

limit. The company expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Executive Annual Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Executive Annual Incentive Plan. The company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, the company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of the awards made under the Executive Annual Incentive Plan.

New Plan Benefits

Subject to stockholder approval of the Executive Annual Incentive Plan, the Committee will begin making awards under the Plan for the 2016 fiscal year.

Required Vote

In order to approve the Executive Annual Incentive Plan, the proposal must receive the affirmative vote of the majority of the shares present and voting, without regard to broker non-votes or proxies marked “ABSTAIN.”

The Board of Directors Recommends a Vote “For” The Approval of The Provident Financial Services, Inc. Executive Annual Incentive Plan.

Proposal 4	Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the year ended December 31, 2014 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2015, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $976,500 and $788,500 during the fiscal years ended December 31, 2014 and 2013, respectively. The increase in audit fees for the fiscal year ended December 31, 2014 was attributable to additional professional services provided by KPMG LLP associated with the company’s acquisition of Team Capital Bank and planned acquisition of The MDE Group, Inc.

Audit-Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $108,000 during each of the fiscal years ended December 31, 2014 and 2013. These services included audits of our employee benefit plans.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    42

Back to Contents

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2014 and 2013, as the Audit Committee has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance and other tax-related services.

All Other Fees. No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2014 and 2013.

Pre-Approval Policy. Our Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

The Board of Directors Recommends a Vote “For” The Ratification of Kpmg Llp as our Independent Registered Public Accounting Firm.

Submission of Stockholder Proposals

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our executive office at 239 Washington Street, Jersey City, New Jersey 07302, no later than November 13, 2015. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business, or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 13, 2015 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business; the reasons for bringing the business before the Annual Meeting; and any material interest of the stockholder in the proposed business.

Other Matters

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF OUR AUDIT, COMPENSATION, GOVERNANCE/ NOMINATING AND RISK COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    43

Back to Contents
Appendix A	Provident Financial Services, Inc. Executive Annual Incentive Plan

I.	Purposes

Provident Financial Services, Inc. (the “Company”) hereby establishes the Provident Financial Services, Inc. Executive Annual Incentive Plan, which is an annual cash incentive plan for the Company’s executive leadership team who may be selected from time to time to participate in the Plan by the Compensation Committee of the Company’s Board of Directors. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible. Capitalized terms used herein have the definitions given them in Section II.

II.	Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed as a fixed cash amount or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or such other committee designated by the Board which consists solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act.

“Company” shall mean Provident Financial Services, Inc., a Delaware corporation, and any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Participant” shall mean an officer or other key employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean this Annual Incentive Compensation Plan, as it may be amended from time to time.

III.	Administration

3.1.	General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2.	Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.
(a)	to designate within the Applicable Period the Participants for a Performance Period;
(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    A-1

Back to Contents
(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied; and

(d)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3.	Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person subject to the reporting requirements of Section 16 of the Exchange Act or who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, or (c) certify the achievement of such performance goals.

IV.	Performance Goals

4.1.	List of Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management (e.g., efficiency ratio; general and administrative expense to average assets ratio); economic value added; stock price; assets, asset quality level, charge offs, loan reserves, nonperforming loans or assets, classified loans or assets; loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination of the foregoing. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year.

4.2.	Adjustments to Performance Goals. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, but only (i) to the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, and (ii) to the extent the exclusion is identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement: (A) extraordinary, unusual, and/or nonrecurring items of gain or loss; (B) gains or losses on the disposition of a business; (C) changes in tax or accounting principles, regulations or laws; or (D) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

4.3.	Covered Employees and Non-Covered Employees. With respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, are likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following the Performance Period, the performance goals shall be set by the Compensation Committee within the Applicable Period, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein and such performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    A-2

Back to Contents
V.	Terms of Awards

5.1.	Performance Goals and Targets; Determination of Awards. At the time one or more performance goals are established for a Performance Period, the Committee also shall establish in writing an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of such specified performance goals. The amount payable to a Participant upon achievement of the applicable performance goals shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the Participant’s Annual Base Salary. The Committee reserves the discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant pursuant to the performance goals established in accordance with Article IV, and may exercise such discretion based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in this Plan or are assessed on an objective or subjective basis. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the Committee shall only establish such terms as would permit an Award payable upon the achievement of the performance goals to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2.	Payments. Unless otherwise determined by the Committee, payment of an Award is subject to the Participant’s continuous employment with the Company until the applicable payment date. As established by the Committee, payment of Awards shall be made in cash, subject to such restrictions as the Committee shall determine; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3.	Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period of one year having a value in excess of 200% of annual base salary; provided, however, that (i) such maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration, and (ii) if there are two or more Performance Periods that coincide during any calendar year, in no event shall the aggregate amount payable to any Participant with respect to all such Performance Periods for such calendar year exceed 200% of annual base salary for each of those calendar years.

VI.	General

6.1.	Effective Date. The Plan was adopted by the Board on February 26, 2015 and shall become effective upon stockholder approval.

6.2.	Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment may materially impair the rights of a Participant with respect to an outstanding Performance Period without the consent of the Participant. The Board may terminate the Plan at any time.

6.3.	Non-Transferability of Awards. No Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, except as permitted by the laws of descent and distribution. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

6.4.	Tax Withholding. The Company shall have the right to withhold from the payment of any award hereunder or require prior to the payment of any amount pursuant to an award, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5.	No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any Award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6.	Awards are Subject to Company’s Clawback Policy. All Awards granted under the Plan will be subject to deduction, forfeiture, recoupment or similar requirement in accordance with any clawback or similar policy that may be implemented by the Company from time to time, including such policies that may be implemented after the date an Award is granted, pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or other agreement or arrangement with a Participant.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    A-3

Back to Contents
6.7.	Governing Law and Arbitration.
(a)	The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. Subject to (b) below, the federal and state courts located in Hudson County, New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
(b)	Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Company within fifty (50) miles from the location of the Company’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

6.8.	Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9.	Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10.	Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

6.11.	Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

PROVIDENT FINANCIAL SERVICES, INC. - 2015 Proxy Statement    A-4

Back to Contents

PROVIDENT FINANCIAL SERVICES, INC.
P.O. BOX 1001
ISELIN, NJ 08830

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86872-P59791 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PROVIDENT FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary on the right), each for a three-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher Martin
02) Edward O'Donnell
03) John Pugliese

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. The approval (non-binding) of executive compensation.	☐	☐	☐
3. The approval of the Executive Annual Incentive Plan.	☐	☐	☐
4. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Back to Contents